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                                                              THE GENLYTE GROUP INCORPORATED                             EXHIBIT 11
                                                 Calculation of Primary and Fully Diluted Earnings per Share
                                        For the Years Ended December 31, 1994, December 31, 1993, and December 31, 1992
                                                             ($ in Thousands - except per share data)


                                                                             1994                  1993                  1992
                                                                            ------                ------                ------
PRIMARY EARNINGS PER SHARE *
----------------------------
     Net Income (Loss) before cumulative effect
       of a change in accounting principle                              $    5,080           $     3,341           $    (2,192)

     Cumulative effect of a change in accounting principle                       0                     0                (3,670)
                                                                            ------                ------                ------
     Net Income                                                         $    5,080           $     3,341           $     1,478
                                                                            ======                ======                ======
     Average common shares outstanding                                      12,732                12,726                12,701

     Common shares issuable in respect to common
       stock equivalents, with a dilutive effect                                 6                    69                   141
                                                                            ------                ------                ------
     Total common and equivalent shares                                     12,738                12,795                12,842
                                                                            ======                ======                ======
     Primary earnings per share before cumulative effect of
       a change in accounting principle                                 $     0.40           $      0.26           $     (0.17)

     Effect of a change in accounting principle on earnings per share         0.00                  0.00                  0.29
                                                                            ------                ------                ------
Primary Earnings Per Share                                              $     0.40           $      0.26           $      0.12
                                                                            ======                ======                ======
FULLY DILUTED EARNINGS PER SHARE *
----------------------------------
     Net Income (Loss) before cumulative effect
       of a change in accounting principle                              $    5,080           $     3,341           $    (2,192)

     Cumulative effect of a change in accounting principle                       0                     0                (3,670)
                                                                            ------                ------                ------
     Net Income                                                         $    5,080           $     3,341           $     1,478
                                                                            ======                ======                ======
     Total common and equivalent shares                                     12,738                12,795                12,842

     Additional common shares issuable assuming full dilution                    4                    12                     6
                                                                            ------                ------                ------
     Total common and equivalent shares assuming full dilution              12,742                12,807                12,848
                                                                            ======                ======                ======
     Fully diluted earnings per share before cumulative effect of
       a change in accounting principle                                 $     0.40           $      0.26           $     (0.17)

     Effect of a change in accounting principle on earnings per share         0.00                  0.00                  0.29
                                                                            ------                ------                ------
Fully Diluted Earnings Per Share                                        $     0.40           $      0.26           $      0.12
                                                                            ======                ======                ======

*  Primary earnings per share include all common stock equivalents.
   Fully diluted earnings per share include all common stock equivalents plus the additional shares issuable assuming full dilution.

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